EXHIBIT 99.1
Annual contract value exceeds $1 billion in Q4 2021
•ACV grows 20 percent year over year
•Total Backlog up 25 percent year over year to $1.3 billion
•2022 Revenue Guidance of $1.46 billion - $1.49 billion
CAMBRIDGE, Mass. — February 16, 2022 — Pegasystems Inc. (NASDAQ: PEGA), the software company that crushes business complexity, released its financial results for the fourth quarter and full-year 2021.
“Robust demand for digital transformation projects in both the front and back-office resulted in continued strong growth for Pega,” said Alan Trefler, founder and CEO, Pegasystems. “In 2022 and beyond, our goal is to capitalize on this demand to become the enterprise standard workflow engine, servicing backbone, and centralized brain for the largest and most demanding enterprises globally."
“As we get closer to exiting the cloud transition, I’m excited to see Pega achieve ACV of $1 billion for the first time in its history,” said Ken Stillwell, COO and CFO, Pegasystems. “We’re now experiencing improving profitability and cash flow that reveals the underlying power of our subscription model. This increasing profitability and accelerating ACV growth will keep us on the path to becoming a Rule of 40 business.“
Financial and performance metrics (1)

(Dollars in thousands, except per share amounts)	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change
Total revenue	$316,184	$298,600	6%	$1,211,653	$1,017,517	19%
Net (loss) income - GAAP	$(37,246)	$4,006	*	$(63,040)	$(61,373)	(3)%
Net income (loss) - Non-GAAP	$3,051	$16,817	(82)%	$18,812	$(26,410)	*
Diluted (loss) earnings per share - GAAP	$(0.46)	$0.05	*	$(0.77)	$(0.76)	(1)%
Diluted earnings (loss) per share - Non-GAAP	$0.04	$0.20	(80)%	$0.22	$(0.33)	*
* not meaningful.

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
(Dollars in thousands)	2021	2020			2021	2020
Pega Cloud	$81,446	$61,188	$20,258	33%	$300,966	$208,268	$92,698	45%
Maintenance	82,726	76,122	6,604	9%	320,257	296,709	23,548	8%
Subscription services	164,172	137,310	26,862	20%	621,223	504,977	116,246	23%
Subscription license (A)	85,022	95,897	(10,875)	(11)%	336,248	266,352	69,896	26%
Subscription	249,194	233,207	15,987	7%	957,471	771,329	186,142	24%
Perpetual license	11,250	11,990	(740)	(6)%	32,172	28,558	3,614	13%
Consulting	55,740	53,403	2,337	4%	222,010	217,630	4,380	2%
Total revenue	$316,184	$298,600	$17,584	6%	$1,211,653	$1,017,517	$194,136	19%
(A) Revenue from term licenses.

(1) See the Schedules at the end of this release for additional information, including a reconciliation of our Non-GAAP and GAAP measures.

Note: Foreign currency exchange rate changes were a 1% headwind to ACV growth in 2021.

2022 Guidance (1)
As of February 16, 2022, we are providing the following guidance:

(in millions)	Year Ended December 31, 2022
Annual contract value growth	20 - 22%

Year Ended December 31, 2022
	GAAP	Non-GAAP (1)
Revenue	$1.46 - $1.49 billion	$1.46 - $1.49 billion
Net income (loss)	$(71.7) - $(50.4) million	$64.7 - $86.0 million
Diluted earnings (loss) per share	$(0.89) - $(0.62)	$0.75 - $1.00
(1) A reconciliation of our GAAP and Non-GAAP guidance is contained in the financial schedules at the end of this release.
Quarterly conference call
A conference call and audio-only webcast will be conducted at 5:00 p.m. EST on February 16, 2022.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1-800-437-2398 (domestic), 1-323-994-2093 (international), or via webcast (https://viavid.webcasts.com/starthere.jsp?ei=1524699&tp_key=509709a596) by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
Discussion of Non-GAAP financial measures
We believe that Non-GAAP financial measures help investors understand our core operating results and prospects, consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. The supplementary Non-GAAP financial measures are not meant to be superior to, or a substitute for, financial measures prepared under U.S. GAAP.
A reconciliation of our Non-GAAP and GAAP measures is at the end of this release.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, projects, forecasts, guidance, likely, and usually, or variations of such words and other similar expressions identify forward-looking statements, which are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•management of our transition to a more subscription-based business model;
•variation in demand for our products and services, including among clients in the public sector;
•reliance on key personnel;
•the impact of actual or threatened public health emergencies, such as the Coronavirus (“COVID-19”);
•reliance on third-party service providers, including hosting providers;
•compliance with our debt obligations and covenants;
•the potential impact of our convertible senior notes and Capped Call Transactions;
•the relocation of our corporate headquarters;
•the continued uncertainties in the global economy;
•foreign currency exchange rates;
•the potential legal and financial liabilities and damage to our reputation due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, as well as intellectual property rights claims and other related claims by third parties;

•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
Except as required by applicable law, we do not undertake and expressly disclaim any obligation to update or revise these forward-looking statements publicly, whether due to new information, future events, or otherwise. The forward-looking statements in this press release represent our views as of February 16, 2022.
About Pegasystems
Pega delivers innovative software that crushes business complexity. From maximizing customer lifetime value to streamlining service to boosting efficiency, we help the world’s leading brands solve problems fast and transform for tomorrow. Pega clients make better decisions and get work done with real-time AI and intelligent automation. And, since 1983, we’ve built our scalable architecture and low-code platform to stay ahead of rapid change. Our solutions save people time, so our clients’ employees and customers can get back to what matters most. For more information on Pegasystems (NASDAQ: PEGA) visit www.pega.com.
Press contact:
Lisa Pintchman
Pegasystems Inc.
lisapintchman.rogers@pega.com
617-866-6022
Twitter: @pega
Investor contact:
Garo Toomajanian
ICR for Pegasystems Inc.
pegainvestorrelations@pega.com
617-866-6077
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue
Subscription services	$164,172	$137,310	$621,223	$504,977
Subscription license	85,022	95,897	336,248	266,352
Perpetual license	11,250	11,990	32,172	28,558
Consulting	55,740	53,403	222,010	217,630
Total revenue	316,184	298,600	1,211,653	1,017,517
Cost of revenue
Subscription services	32,240	26,003	120,446	98,886
Subscription license	579	510	2,389	2,644
Perpetual license	77	64	229	284
Consulting	52,267	50,318	213,299	209,099
Total cost of revenue	85,163	76,895	336,363	310,913
Gross profit	231,021	221,705	875,290	706,604
Operating expenses
Selling and marketing	168,245	150,009	625,886	545,693
Research and development	69,065	59,366	260,630	236,986
General and administrative	25,899	18,260	83,506	67,452
Total operating expenses	263,209	227,635	970,022	850,131
(Loss) from operations	(32,188)	(5,930)	(94,732)	(143,527)
Foreign currency transaction (loss) gain	(1,476)	1,159	(6,459)	3,704
Interest income	149	131	704	1,223
Interest expense	(2,209)	(5,565)	(7,956)	(19,356)
(Loss) income on capped call transactions	(16,090)	11,881	(23,633)	31,697
Other (loss) income, net	(19)	(4)	89	1,370
(Loss) income before (benefit from) income taxes	(51,833)	1,672	(131,987)	(124,889)
(Benefit from) income taxes	(14,587)	(2,334)	(68,947)	(63,516)
Net (loss) income	$(37,246)	$4,006	$(63,040)	$(61,373)
(Loss) earnings per share
Basic	$(0.46)	$0.05	$(0.77)	$(0.76)
Diluted	$(0.46)	$0.05	$(0.77)	$(0.76)
Weighted-average number of common shares outstanding
Basic	81,692	80,770	81,387	80,336
Diluted	81,692	86,080	81,387	80,336

PEGASYSTEMS INC.
UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change
Net (loss) income - GAAP	$(37,246)	$4,006	*	$(63,040)	$(61,373)	(3)%
Stock-based compensation (2)	26,463	26,313		115,947	103,068
Capped call transactions	16,090	(11,881)		23,633	(31,697)
Litigation	9,782	1,675		18,198	3,823
Convertible senior notes	952	4,408		2,977	14,813
Headquarters lease	—	—		(15,111)	—
Amortization of intangible assets	982	919		3,987	3,970
Foreign currency transaction loss (gain)	1,476	(1,159)		6,459	(3,704)
Other	—	(384)		15	757
Income tax effects (3)	(15,448)	(7,080)		(74,253)	(56,067)
Net income (loss) - Non-GAAP	$3,051	$16,817	(82)%	$18,812	$(26,410)	*

Diluted (loss) earnings per share - GAAP	$(0.46)	$0.05	*	$(0.77)	$(0.76)	(1)%
Non-GAAP adjustments	0.50	0.15		0.99	0.43
Diluted earnings (loss) per share - Non-GAAP	$0.04	$0.20	(80)%	$0.22	$(0.33)	*

Diluted weighted-average number of common shares outstanding - GAAP	81,692	86,080	(5)%	81,387	80,336	1%
Non-GAAP Adjustments	3,795	—		4,487	—
Diluted weighted-average number of common shares outstanding - Non-GAAP	85,487	86,080	(1)%	85,874	80,336	7%
* not meaningful.
(1) We believe that Non-GAAP financial measures help investors understand our core operating results and prospects, consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. The supplementary Non-GAAP financial measures are not meant to be superior to, or a substitute for, financial measures prepared under U.S. GAAP.
Our Non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our Non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance excluding stock-based compensation.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions are expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the Notes. We believe excluding these amounts from our Non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance. In addition, we reflect the effect of the capped call transactions on the weighted-average number of common shares outstanding in our Non-GAAP financial measures as we believe it provides investors with useful information when evaluating our financial performance on a per-share basis.
•Litigation: Includes legal fees and related expenses arising from proceedings that originated outside of the ordinary course of business. We believe excluding these expenses from our Non-GAAP financial measures is useful to investors as the disputes giving rise to them are not representative of our core business operations and ongoing operating performance.
•Convertible senior notes: In February 2020, we issued convertible senior notes with an aggregate principal amount of $600 million, due March 1, 2025, in a private placement. See "Note 11. Debt" in Item 8 of this Annual Report for additional information. We believe excluding the amortization of debt discounts and issuance costs provide a useful comparison of our operational performance in different periods.
•Headquarters lease: In February 2021, we agreed to accelerate our exit from our then Cambridge, Massachusetts headquarters to October 1, 2021, in exchange for a one-time payment from our landlord of $18 million which was received in October 2021. We believe excluding the impact from our Non-GAAP financial measures is useful to investors as the modified lease, including the $18 million payment, is not representative of our core business operations and ongoing operating performance.

•Amortization of intangible assets: We have excluded the amortization of intangible assets from our Non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that the use of intangible assets contributed to our revenues recognized during the periods presented and is expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods.
•Foreign currency transaction loss (gain): We have excluded foreign currency transaction gains and losses from our Non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods.
•Other: We have excluded gains and losses on our venture investments and incremental fees incurred due to the cancellation of in-person sales and marketing events due to the COVID-19 pandemic, including the live event portion of our 2020 PegaWorld conference. We believe excluding these amounts from our Non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
(2) Stock-based compensation:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$4,933	$5,160	$21,822	$20,796
Selling and marketing	12,337	12,315	54,182	46,283
Research and development	6,070	5,819	25,413	22,885
General and administrative	3,123	3,019	14,530	13,104
	$26,463	$26,313	$115,947	$103,068
Income tax benefit	$(5,382)	$(5,171)	$(23,410)	$(20,464)
(3) Effective income tax rates:

	Year Ended December 31,
	2021	2020
GAAP	52%	51%
Non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including excess tax benefits generated by our stock-based compensation plans, gains and losses on our capped call transactions, tax credits for stock-based compensation awards to research and development employees, and unfavorable foreign stock-based compensation adjustments. We determine our Non-GAAP income tax rate by using applicable rates in taxing jurisdictions and assessing certain factors, including our historical and forecasted earnings by jurisdiction, discrete items, and our ability to realize tax assets. We believe it is beneficial for our management to review our Non-GAAP results consistent with our annual plan's effective income tax rate as established at the beginning of each year, given tax rate volatility.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$159,965	$171,899
Marketable securities	202,814	293,269
Total cash, cash equivalents, and marketable securities	362,779	465,168
Accounts receivable	182,717	215,827
Unbilled receivables	226,714	207,155
Other current assets	68,008	88,760
Total current assets	840,218	976,910
Unbilled receivables	129,789	113,278
Goodwill	81,923	79,231
Other long-term assets	541,601	434,843
Total assets	$1,593,531	$1,604,262
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,281	$24,028
Accrued expenses	63,890	59,261
Accrued compensation and related expenses	120,946	123,012
Deferred revenue	275,844	232,865
Other current liabilities	9,443	20,969
Total current liabilities	485,404	460,135
Convertible senior notes, net	590,722	518,203
Operating lease liabilities	87,818	59,053
Other long-term liabilities	13,499	24,699
Total liabilities	1,177,443	1,062,090
Total stockholders’ equity	416,088	542,172
Total liabilities and stockholders’ equity	$1,593,531	$1,604,262

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2021	2020
Net (loss)	$(63,040)	$(61,373)
Adjustments to reconcile net (loss) to cash provided by (used in) operating activities
Non-cash items	161,690	93,795
Change in operating assets and liabilities, net	(59,532)	(32,985)
Cash provided by (used in) operating activities	39,118	(563)
Cash provided by (used in) investing activities	72,503	(321,683)
Cash (used in) provided by financing activities	(121,843)	423,448
Effect of exchange rate changes on cash and cash equivalents	(1,712)	2,334
Net (decrease) increase in cash and cash equivalents	(11,934)	103,536
Cash and cash equivalents, beginning of period	171,899	68,363
Cash and cash equivalents, end of period	$159,965	$171,899

PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE (“ACV”)
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV for term license and Pega Cloud contracts. Maintenance revenue for the quarter then ended is multiplied by four to calculate ACV for maintenance. ACV is a performance measure that we believe provides useful information to our management and investors, particularly during our subscription transition. Foreign currency exchange rate changes were a 1% headwind to ACV growth in 2021.

	December 31, 2021	December 31, 2020	Change
Pega Cloud	$363,970	$266,642	$97,328	37%
Maintenance	330,904	304,488	26,416	9%
Subscription services	694,874	571,130	123,744	22%
Subscription license (1)	307,750	264,346	43,404	16%
	$1,002,624	$835,476	$167,148	20%
(1) ACV from term licenses.

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of December 31, 2021:

	Subscription services		Subscription products (1)	Perpetual license	Consulting	Total
	Maintenance	Pega Cloud
1 year or less	$234,917	$330,426	$153,467	$10,952	$41,411	$771,173	58%
1-2 years	65,502	220,231	14,968	4,505	8,917	314,123	23%
2-3 years	38,432	124,969	1,955	2,252	5,512	173,120	13%
Greater than 3 years	28,157	55,937	1,765	—	619	86,478	6%
	$367,008	$731,563	$172,155	$17,709	$56,459	$1,344,894	100%
% of Total	28%	54%	13%	1%	4%	100%
Change since December 31, 2020
	$37,093	$141,426	$53,341	$5,800	$34,847	$272,507
	11%	24%	45%	49%	161%	25%
(1) Backlog from term licenses.
As of December 31, 2020:

	Subscription services		Subscription products (1)	Perpetual license	Consulting	Total
	Maintenance	Pega Cloud
1 year or less	$227,803	$248,223	$105,920	$11,514	$19,226	$612,686	57%
1-2 years	54,509	193,064	7,962	395	346	256,276	24%
2-3 years	28,320	104,542	4,928	—	851	138,641	13%
Greater than 3 years	19,283	44,308	4	—	1,189	64,784	6%
	$329,915	$590,137	$118,814	$11,909	$21,612	$1,072,387	100%
% of Total	31%	55%	11%	1%	2%	100%
(1) Backlog from term licenses.

PEGASYSTEMS INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE
(in millions, except per share amounts)

	Year Ended December 31, 2022
	Low	High
Annual contract value growth	20%	22%

Revenue (GAAP and Non-GAAP)	$1,460	$1,490

Net loss (GAAP)	$(71.7)	$(50.4)
Stock-based compensation	146.2	146.2
Litigation	24.0	24.0
Convertible senior notes	2.7	2.7
Amortization of intangible assets	3.9	3.9
Foreign currency transaction (gain)	(2.0)	(2.0)
Income tax effects	(38.4)	(38.4)
Net Income (Non-GAAP)	$64.7	$86.0

Diluted earnings (loss) per share - GAAP	$(0.89)	$(0.62)
Non-GAAP adjustments	1.64	1.62
Diluted earnings (loss) per share - Non-GAAP	$0.75	$1.00

Diluted weighted-average number of common shares outstanding - GAAP	81	81
Incremental dilutive shares for Non-GAAP	5	5
Diluted weighted-average number of common shares outstanding - Non-GAAP	86	86